PERFORMANCE SHARE UNIT AWARD AGREEMENT THIS AGREEMENT is made as of the date (the “Grant Date”) stated on the last page hereto (the “Grant Award”) between JELD-WEN Holding, Inc., a Delaware corporation (the “Company”), the individual named on the Grant Award (the “Recipient”). WHEREAS, the Company desires to grant to the Recipient an award of performance share units pursuant to the Company’s 2017 Omnibus Equity Plan, as may be amended from time to time (the “Plan”); and WHEREAS, the Company and the Recipient understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Recipient being referred to in the Plan as Participant). NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, including specifically, Recipient’s acknowledgement and agreement of the terms contained in Section 4, the parties agree as follows: 1. Award and Terms of Performance Share Units. The Company awards to the Recipient under the Plan (the “Award”) a target of [_________] Performance Share Units (the “Target Award”), for the three-year period of January 1, 2025 to December 31, 2027 (the “Award Period”), subject to the restrictions, conditions and limitations set forth in this Agreement and in the Plan, which is incorporated herein by reference. Each of the three calendar years occurring in the Award Period is referred to in this Agreement as an “Award Year.” The Recipient acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Award, and settlement of rights hereunder, shall be retained by the Company. (a) Rights under Performance Share Units. A Performance Share Unit (“PSU”) obligates the Company, following the Award Period, to issue to the Recipient one Share, subject to the provisions of this Agreement, including but in no way limited to the Performance Objectives and TSR Modifier each as set forth in Section 2 of this Agreement. (b) Award Period. The PSUs awarded under this Agreement shall initially be 100% unvested and subject to forfeiture. Subject to Sections 1(c), 1(e), 2, 3 and 4, the PSUs shall vest and be released from the forfeiture provisions on the third anniversary of the Grant Date (the “Vesting Date”), subject to verification of the satisfaction of the Performance Objectives and the TSR Modifier in accordance with this Agreement and the Plan and so long as the Recipient continues to be an Eligible Individual at all times from the Grant Date through the relevant Vesting Date, except as provided below. (c) Forfeiture of PSUs on Termination. If the Recipient’s employment with the Company or any of its subsidiaries is terminated for cause as determined in the sole discretion of the Board or any committee of the Board, all outstanding but unvested PSUs awarded pursuant to Exhibit 10.28

2 this Agreement shall be immediately and automatically forfeited to the Company, and the Recipient shall have no right to receive the underlying Shares. (d) Disability, Death and Retirement. Upon the termination of the Recipient’s employment with the Company or any of its subsidiaries by reason of Disability, death or Retirement prior to the Vesting Date, a number of the PSUs shall be released from the condition to remain employed through the Vesting Date equal to the (i) the Payout (as defined below) that the Recipient would have received under this Agreement had the Recipient continued to be an Eligible Individual on such Vesting Date multiplied by (ii) a fraction the numerator of which is the number of days during the Award Period prior to the Recipient’s termination of employment and the denominator of which is the number of days during the Award Period. For purposes of this Agreement, unless otherwise expressly defined by an applicable jurisdiction, an employee is eligible for “Retirement” at any time on or after (i) attaining age fifty-five (55) with ten (10) years of service with the Company and its subsidiaries or (ii) attaining age sixty (60) with five (5) years of service with the Company and its subsidiaries. In no event does Retirement include any termination for cause as determined in the sole discretion of the Board or any committee of the Board. Human Resources shall have sole discretion to determine and record Recipient’s “years of service” under this section. (e) Leaves of Absence. Notwithstanding anything to the contrary in the Plan and subject to applicable law, with respect to the PSUs, the Committee may, in its sole discretion, determine whether the Recipient is considered to be an Eligible Individual if the Recipient is on a leave of absence that has been approved by the Company’s head of Human Resources, for any reason, provided that rights to the PSUs during certain long-term leaves of absence (as determined by the Committee) will be limited to the extent to which those rights were earned or vested when the leave of absence began. For clarity and subject to applicable law, any limitations on rights to the PSUs during such leaves of absence will cease as of the date such leave of absence has ended. (f) Restrictions on Transfer. The Recipient may not sell, transfer, assign, pledge or otherwise encumber or dispose of the PSUs. (g) No Stockholder Rights. The Recipient shall have no rights as a stockholder with respect to the PSUs or the Shares underlying the PSUs until the underlying Shares are issued to the Recipient. (h) Delivery Date for the Shares Underlying the Vested PSU. As soon as practicable following the Vesting Date and prior to December 31 of the calendar year that includes the Vesting Date, but in no event later than 30 days following the publication of the Annual Report for the final year of the Award Period, the Company will determine the portion of the Award that has vested and, subject to the Recipient’s deferral election made in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if any, shall issue to the Recipient the Shares underlying the vested PSUs, subject to Section 1(i). The Shares will be issued in the Recipient’s name or, in the event of the Recipient’s (i) death, in the name of either (1) the beneficiary designated by the Recipient on a form supplied by the Company or (2) if the Recipient has not designated a beneficiary, the person or persons establishing rights of ownership by will or under the laws of descent and distribution and (ii) Disability, in the name of the Recipient’s estate or personal representative.

3 (i) Taxes and Tax Withholding. The Recipient acknowledges and agrees that no election under Section 83(b) of the Code, can or will be made with respect to the PSUs. The Recipient acknowledges that on the date that Shares underlying the PSUs are issued to the Recipient (the “Payment Date”), the Fair Market Value on that date of the Shares so issued will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on these income amounts. To satisfy the required minimum withholding amount, the Company shall withhold from the Shares otherwise issuable the number of Shares having a Fair Market Value equal to the minimum withholding amount. Alternatively, the Company may, at its option, permit the Recipient to pay such withholding amount in cash under procedures established by the Company. (j) Dividend Equivalent Distributions. If a dividend or other distribution is made in respect of Shares before the Payment Date, for each PSU that is delivered on the Payment Date, Recipient will be entitled to receive (on the applicable Payment Date) the per Share amount received by other stockholders in respect of a Share in connection with such dividend or distribution (such dividends or distributions, the “Dividend Equivalent Distributions”). For the sake of clarity, Dividend Equivalent Distributions that relate to PSUs that are not settled on a Payment Date will be made if and when the Payment Date related to such PSUs occurs. To the extent any PSUs are forfeited or do not vest, any Dividend Equivalent Distributions associated with such PSUs shall similarly be forfeited. Unless the Committee determines otherwise, all vested Dividend Equivalent Distributions shall be held in cash and paid to the Recipient in additional shares of the Company’s common stock based on the Fair Market Value of a share of the Company’s common stock on the Payment Date. (k) Not a Contract of Employment. Nothing in the Plan or this Agreement shall confer upon the Recipient any right to be continued in the employment of the Company or any Affiliate, or to interfere in any way with the right of the Company or any parent or subsidiary by whom the Recipient is employed to terminate the Recipient’s employment at any time or for any reason, with or without cause, or to decrease the Recipient’s compensation or benefits. 2. Performance Objectives. 2.1 General. The PSUs shall be subject to a series of performance evaluations for Adjusted Return on Invested Capital (“ROIC”) and Net Trade Sales (“Net Sales”). For each Award Year during the Award Period, the number of PSUs that can potentially be earned and vested is evaluated based on the Company’s ROIC and Net Sales as reflected in Sections 2.2 and 2.3 and may then be subject to modification based on the TSR Modifier results for the Award Period as reflected in Section 2.4. 2.2 ROIC Performance Measure. Fifty percent (50%) of the PSUs shall be subject to the ROIC Performance Measure (the “ROIC PSUs”) with one-third of the total ROIC PSUs being eligible to be earned each Award Year (the “Annual ROIC PSUs”). For each Award Year, the number of the Annual ROIC PSUs, if any, that may be earned, prior to the TSR Modifier, shall be determined based on the Company’s ROIC for such Award Year. The ROIC Performance Measure for the first Award Year shall be as follows:

4 Performance Level Company ROIC for First Award Year Applicable Percentage of Annual ROIC PSUs Earned (before TSR Modifier) Below Threshold Below [__]% 0% Threshold [__]% 50% Target [__]% 100% Maximum [__]% or above 200% For each Award Year thereafter, the ROIC Performance Measure for such Award Year shall be determined by the Compensation Committee and communicated in writing to the Recipient in the form attached hereto as Appendix A (or other form acceptable to the Company). Such written communication shall be provided to the Recipient on or as soon as practicable following the commencement of the Award Year to which it relates and shall be deemed to be a part of this Agreement. For purposes of this Agreement, ROIC is defined as the annual ROIC as announced by the Company for the applicable Award Year, as may be adjusted pursuant to Section 2.6. If the result achieved by the Company during the Award Year for the ROIC Performance Measure (“ROIC Performance Measure Result”) is between any two ROIC Performance Measure data points set forth in the above table, the Applicable Percentage shall be interpolated as follows: The excess of the ROIC Performance Measure Result over the ROIC Performance Measure of the lower data point shall be divided by the difference between the ROIC Performance Measure of the higher data point and the ROIC Performance Measure of the lower data point. The resulting fraction shall be multiplied by the difference between the Applicable Percentages in the above table corresponding to the two data points. The product of that calculation shall be rounded to the nearest hundredth of a percentage point and then added to the Applicable Percentage corresponding to the lower data point, and the resulting sum shall be the Applicable Percentage for the ROIC Performance Measure for that Award Year. For clarity, no Annual ROIC PSUs shall be earned for an Award Year (before the TSR Modifier) if the Company’s ROIC for such Award Year is less than [__]% (i.e., below Threshold), and the percentage of Annual ROIC PSUs that may be earned for any Award Year (before the TSR Modifier) shall not exceed 200% of the Annual ROIC PSUs. 2.3 Net Sales Performance Measure. Fifty percent (50%) of the PSUs shall be subject to the Net Sales Performance Measure (the “Net Sales PSUs”) with one-third of the total Net Sales PSUs being eligible to be earned each Award Year (the “Net Sales PSUs”). For each Award Year, the number of the Net Sales PSUs, if any, that may be earned, prior to the TSR Modifier, shall be determined based on the Company’s Net Sales for such Award Year. The Net Sales Performance Measure for the first Award Year shall be as follows: Performance Level Company Net Sales for First Award Year Applicable Percentage of Net Sales PSUs Earned (before TSR Modifier) Below Threshold Below $[__] 0% Threshold $[__] 50%

5 Target $[__] 100% Maximum $[__] or more 200% For each Award Year thereafter, the Net Sales Performance Measure for such Award Year shall be determined by the Compensation Committee and communicated in writing to the Recipient in the form attached hereto as Appendix A (or other form acceptable to the Company). Such written communication shall be provided to the Recipient on or as soon as practicable following the commencement of the Award Year to which it relates and shall be deemed to be a part of this Agreement. For purposes of this Agreement, Net Sales is defined as the sales of the Company minus any deductions, including returns, allowances and discounts, as announced by the Company for the applicable Award Year, as may be adjusted pursuant to Section 2.6. If the result achieved by the Company during the Award Year for the Net Sales Performance Measure (“Net Sales Performance Measure Result”) is between any two Net Sales Performance Measure data points set forth in the above table, the Applicable Percentage shall be interpolated as follows: The excess of the Net Sales Performance Measure Result over the Net Sales Performance Measure of the lower data point shall be divided by the difference between the Net Sales Performance Measure of the higher data point and the Net Sales Performance Measure of the lower data point. The resulting fraction shall be multiplied by the difference between the Applicable Percentages in the above table corresponding to the two data points. The product of that calculation shall be rounded to the nearest hundredth of a percentage point and then added to the Applicable Percentage corresponding to the lower data point, and the resulting sum shall be the Applicable Percentage for the Net Sales Performance Measure for that Award Year. For clarity, no Net Sales PSUs shall be earned for an Award Year (before the TSR Modifier) if the Company’s Net Sales for such Award Year are less than [$__] (i.e., below Threshold), and the percentage of Net Sales PSUs that may be earned for any Award Year (before the TSR Modifier) shall not exceed 200% of the Net Sales PSUs. 2.4 TSR Modifier. The sum of the ROIC PSUs and the Net Sales PSUs earned each Award Year during the Award Period (the “Earned PSUs”) as determined pursuant to Sections 2.2 and 2.3 may (but is not required to) be modified by the Committee in its sole discretion within the TSR Modifier Ranges set forth below: Relative TSR for Award Period TSR Modifier Range Below 25th Percentile 0% down to -10% At or Above 25th Percentile but Below 75th Percentile -5% up to +5% 75th Percentile or Above Up to +10% For purposes of this Agreement, Relative TSR is defined as the Company’s TSR relative to the TSR of the companies that comprise the Russell 3000 index as of the last day of the Award Period, expressed as a percentile. For this purpose, TSR means, with respect to any company, including the Company, the positive or negative change in the market price of one share of such entity’s common

6 stock over the Award Period, plus the aggregate amount of dividends paid with respect to a share of such company’s common stock over the Award Period, with such sum being divided by the market price of one share of such entity’s common stock at the commencement of the Award Period (in each case, as adjusted for any stock dividends, stock splits or other corporate transaction affecting shares of such company’s common stock). The calculation of TSR will be based on the 30-trading day average at the beginning and end of the Award Period (treating the value of any dividends and other distributions during a period as reinvested in additional shares of the company’s common stock). For clarity, in the event that (i) the ROIC PSUs for any Award Year are earned at the maximum of 200% of ROIC PSUs for such year, (ii) the Net Sales PSUs for any Award Year are earned at the maximum of 200% of the Net Sales PSUs for such year, and (iii) the TSR Modifier is earned at the maximum of 10% for such Award Year, the maximum number of PSUs earned for such Award Year shall equal 210% of the PSUs for such year, and in no event may the maximum number of PSUs earned exceed 210% of the PSUs granted for such Award Year. 2.5 Payout. Subject to reduction under Sections 1(d) and 3, the number of Earned PSUs that shall vest on the Vesting Date (the “Payout”) shall be determined by multiplying the number of Earned PSUs by the TSR Modifier, rounded down to the nearest whole number; provided that, except as otherwise provided herein, the Recipient continues to be an Eligible Individual at all times from the Grant Date through the Vesting Date. To be clear, except as otherwise provided in Section 1(d), the Award is subject to both continued employment and performance requirements. The Payout shall be settled in accordance with Section 1(h). 2.6 Adjustments. The Committee may, at any time, approve adjustments to the calculation of a ROIC and/or Net Sales Performance Measure, a ROIC and/or Net Sales Performance Measure Result, the TSR Modifier or the component parts thereof to take into account such unanticipated circumstances or significant, non-recurring or unplanned events as the Committee may determine in its sole discretion, and such adjustments may increase or decrease the ROIC and/or Net Sales Performance Measure, a ROIC and/or Net Sales Performance Measure Result, the TSR Modifier or the component parts thereof. Circumstances that may be the basis for such adjustments include, but shall not be limited to, any change in applicable accounting rules or principles; any gain or loss on the disposition of a business; impairment of assets; dilution caused by acquiring a business; tax changes and tax impacts of other changes; changes in applicable laws and regulations; changes in rate case timing; changes in the Company’s structure; and any other circumstances outside of management’s control or the ordinary course of business. 3. Prohibited Conduct; Restatements. (a) Consequences of Prohibited Conduct. If the Company determines that the Recipient has engaged in any Prohibited Conduct (as defined in Section 3(b)), then: (i) The Recipient shall immediately forfeit all outstanding PSUs awarded pursuant to this Agreement and shall have no right to receive the underlying Shares; and (ii) If the Payment Date for any PSUs has occurred, and the Company determines that Prohibited Conduct occurred on or before the first anniversary of the Payment Date for those PSUs, the Recipient shall repay and transfer to the Company (A) the number of Shares issued to the Recipient under this Agreement on that Payment Date (the “Forfeited

7 Shares”), plus (B) the amount of cash equal to the withholding taxes paid by withholding Shares (if any) from the Recipient on the respective Payment Date. If any Forfeited Shares have been sold by the Recipient prior to the Company’s demand for repayment, the Recipient shall repay to the Company (A) 100% of the proceeds of such sale or sales, plus (B) the amount of cash equal to the withholding taxes paid by withholding Shares (if any) from the Recipient on the respective Payment Date. (b) Prohibited Conduct. Each of the following constitutes “Prohibited Conduct”: (i) the conviction or entry of a plea of guilty or nolo contendere to (A) any felony or (B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether under the laws of the United States or any state thereof or any similar foreign law to which the person may be subject; (ii) being engaged or having engaged in conduct constituting breach of fiduciary duty, dishonesty, willful misconduct or material neglect relating to the Company or any of its subsidiaries or the performance of a person’s duties; (iii) appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or any of its subsidiaries; (iv) misappropriation (or an overt act attempting misappropriation) of any funds of the Company or any of its subsidiaries; (v) the willful failure to: (A) follow a reasonable and lawful directive of the Company or any of its subsidiaries at which a person is employed or provides services, or the Board of Directors or (B) comply with any written rules, regulations, policies or procedures of the Company or a subsidiary at which a person is employed or to which he or she provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company; (vi) violation of a person’s employment, consulting, separation or similar agreement with the Company or any non-disclosure, non-solicitation or non-competition covenant in any other agreement to which the person is subject; (vii) during the Recipient’s employment or service with the Company or at any time after termination for any reason, the Recipient, in violation of any Company policies or agreements with the Company, discloses or misuses any of the Company’s trade secrets or other confidential information regarding the Company, including without limitation, matters relating to cost data, formulas, patterns, compilations, programs, devices, methods, techniques, processes,

8 manufacturing processes, business strategy and plans, customer information, pricing information, supplier information, the Company’s policies and procedures and other financial data of the Company; (viii) deliberate and continued failure to perform material duties to the Company or any of its subsidiaries; (ix) violation of the Company’s Code of Business Conduct and Ethics, as it may be amended from time to time; or (x) during the Recipient’s employment or service with the Company or at any time during the two-year period following termination for any reason, the Recipient: (A) directly or indirectly competes with the Company, accepts employment with any entity that directly or indirectly competes with the Company or otherwise approaches, solicits or accepts business from any customer, supplier or vendor of the Company in direct or indirect competition with the Company; (B) approaches, counsels or attempts to induce any person who is then in the employ of the Company to leave his or her employ; or employs or attempts to employ any such person or any person who at any time during the preceding twelve (12) months was in the employ of the Company; or (C) aids, assists or counsels any other person, firm or corporation to do any of the above. (c) Restatement of Financial Statements; Clawback Policy. In addition to the other provisions in this Section 3, this Agreement, or the Plan, any amounts of compensation paid or awarded to you under this Agreement, including the PSUs and any Shares issued in connection with the PSUs, shall be subject to compensation recovery (clawback) pursuant to the terms and conditions of any Company policy in effect on the Grant Date or adopted by the Company at any time thereafter, including the Company’s Incentive Compensation Clawback Policy, as may be in effect from time to time or to the extent required by applicable law, regulations or applicable listing standards of a national securities exchange. You acknowledge and agree that you (i) have received a copy of the Company’s Incentive Compensation Clawback Policy, (ii) have had an opportunity to review Company’s Incentive Compensation Clawback Policy, (iii) are currently bound by or may hereafter become bound by all the terms and conditions of the Company’s Incentive Compensation Clawback Policy and (iv) will comply with any Company request or demand for such recoupment or clawback. (d) Determinations. The Committee shall, in its sole discretion, make all determinations regarding this Section 3, including whether any Prohibited Conduct has occurred, and the determinations by the Committee shall be final and binding on all parties. (e) Company and its Affiliates. All references in this Section 3 to the Company shall include the Company and any of its Subsidiaries and Affiliates. 4. Restrictive Covenants. As a condition to receipt of the PSUs and/or delivery of the Shares, which the Recipient acknowledges to be good and valuable consideration for the

9 Recipient’s obligations hereunder, the Company and the Recipient agrees as follows: (a) Confidential Information. The Recipient understands and acknowledges that during the course of employment by the Company and its subsidiaries, and other corporate affiliates, and their successors or assigns (collectively referred to herein as, the “Employer Group”), the Recipient will have access to and learn about Confidential Information, as defined below. (i) For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, documents, research, operations, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, operating systems, work-in-process, databases, manuals, records, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, associate lists, supplier lists, vendor lists, developments, internal controls, security procedures, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, inventions, unpublished patent applications, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, distributor lists, and buyer lists of the Employer Group or its businesses or any existing or prospective customer, supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to the Employer Group in confidence. The Recipient understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. The Recipient understands and agrees that Confidential Information includes information developed by the Recipient in the course of the Recipient’s employment by the Company as if the Company furnished the same Confidential Information to the Recipient in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Recipient, provided that the disclosure is through no direct or indirect fault of the Recipient or person(s) acting on the Recipient’s behalf. (ii) Employer Group Creation and Use of Confidential Information. The Recipient understands and acknowledges that the Employer Group has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its associates, and improving its offerings in the field of door, window, trim, and building supplies manufacturing and distribution. The Recipient understands and acknowledges that as a result of these efforts, Employer Group has created, and continues to use and create, Confidential Information. This Confidential Information provides Employer Group with a competitive advantage over others in the marketplace.

10 (iii) Disclosure and Use Restrictions. Nothing herein voids, alters, or modifies the Recipient’s obligations under the Company’s Code of Business Conduct and Ethics, Recipient’s employment agreement, or any other confidentiality agreement entered into by Recipient and the Company. (b) Acknowledgement. The Recipient understands that the nature of Recipient’s position gives the Recipient access to and knowledge of Confidential Information and places the Recipient in a position of trust and confidence with the Employer Group. The Recipient understands and acknowledges that the intellectual services the Recipient provides to the Employer Group are unique, special, or extraordinary. The Recipient further understands and acknowledges that the Employer Group’s ability to reserve these for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer Group, and that improper use or disclosure by the Recipient is likely to result in unfair or unlawful competitive activity. (c) Non-Competition. Because of the Employer Group’s legitimate business interest as described in this Agreement and the good and valuable consideration offered to the Recipient, the receipt and sufficiency of which is acknowledged, during the term of Recipient’s employment and for the one year beginning on the last day of the Recipient’s employment with the Company, whether terminated for any reason or no reason, by the Recipient or the Company, (the “Restricted Period”), the Recipient agrees and covenants not to engage in Prohibited Activity (as defined below) within the United States, or the geographical regions for which the Recipient provides services during the course of employment, whichever is larger. (i) For purposes of this non-compete clause, “Prohibited Activity” is activity in which the Recipient contributes the Recipient’s knowledge, directly or indirectly, in whole or in part, as an associate, employer, owner, operator, manager, advisor, consultant, contractor, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to an entity engaged in the same or similar business as the Employer Group, including those engaged in the business of manufacturing and distribution of doors, windows, trim, and other building supplies manufactured or distributed by the Employer Group. Prohibited Activity also includes activity that may require or inevitably require disclosure of trade secrets, proprietary information, or Confidential Information. (ii) Nothing herein shall prohibit the Recipient from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that the Recipient is not a controlling person of, or a member of a group that controls, such corporation. (iii) This Section 4(c) does not, in any way, restrict or impede the Recipient from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. (d) Non-Solicitation of Associates. The Recipient agrees and covenants not to directly or indirectly solicit, hire, recruit, or attempt to solicit, hire, or recruit, any associate of the Employer Group (“Covered Associate”), or induce the termination of employment of any Covered

11 Associate for a period of two years, beginning on the last day of the Recipient’s employment with the Company, regardless of the reason for the employment termination. (e) Non-Solicitation of Customers. The Recipient understands and acknowledges that because of the Recipient’s experience with and relationship to the Employer Group, the Recipient will have access to, and will learn about, much or all of the Employer Group’s customer information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to sales/services. The Recipient understands and acknowledges that loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Employer Group. The Recipient agrees and covenants, for a period of two years, beginning on the last day of the Recipient’s employment with the Company, whether terminated for any reason or no reason, by the Recipient or the Company, not to directly or indirectly solicit, contact, or attempt to solicit or contact, using any other form of oral, written, or electronic communication, including, but not limited to, email, regular mail, express mail, telephone, fax, instant message, or social media, including but not limited to Facebook, LinkedIn, Instagram or X (formally known as Twitter), or any other social media platform, whether or not in existence at the time of entering into this agreement, or meet with the Employer Group’s current customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Employer Group. This restriction shall only apply to: (i) Customers or prospective customers the Recipient contacted in any way during the two years prior to the Recipient’s termination of employment; (ii) Customers about whom the Recipient has trade secret or Confidential Information; or (iii) Customers about whom the Recipient has information that is not available publicly. (f) Remedies. In the event of a breach or threatened breach by the Recipient of any of the provisions of this Section 4, the Recipient hereby consents and agrees that the Employer Group shall be entitled to, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief. (g) No Preparation for Competition. During the term of the Recipient’s employment, Recipient agrees not to undertake preparations for competitive activity prohibited by this Section 4. (h) Notwithstanding anything herein to the contrary, nothing in this Section 4 shall (i) prohibit Recipient from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended, or Section 806 of the

12 Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, (ii) require notification or prior approval by Company of any such report; provided that (except to the extent otherwise required under applicable law), Recipient is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege, or (iii) limit Recipient’s right to receive an award for providing information relating to a possible securities law violation to the U.S. Securities and Exchange Commission or to other governmental agencies pursuant to the whistleblower protection provisions of federal law or regulation. Furthermore, Recipient shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (B) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal. 5. Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing and shall be delivered personally or by e-mail or reputable overnight courier. If to the Company, notice shall be made at its principal corporate headquarters, addressed to the attention of the Corporate Secretary. If to the Recipient, notice shall be made at Recipient’s address on file with the Company. Either party may designate at any time hereafter in writing some other address for notice. 6. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. Any litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of Delaware in New Castle County and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such litigation in any federal or state court located in the State of Delaware in New Castle County, (b) any claim that any such litigation brought in any such court has been brought in an inconvenient forum and (c) any claim that such court does not have jurisdiction with respect to such litigation. To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. 7. Binding Effect; Entire Agreement. This Agreement, together with the Plan and any written employment agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior understandings, agreements or correspondence between the parties, and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. 8. Severability. Each provision of this Agreement will be treated as a separate and independent clause and unenforceability of any one clause will in no way impact the enforceability of any other clause. Should any of the provisions of this Agreement be found to be unreasonable or invalid by a court of competent jurisdiction, such provision will be enforceable to the maximum extent enforceable by the law of that jurisdiction. The parties hereby further agree that any such court is expressly authorized to modify any unenforceable provision of this Agreement instead of

13 severing the unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making any other modifications it deems warranted to carry out the intent and agreement of the parties hereby as embodied in this Agreement to the maximum extent permitted by law. The parties hereby expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. Should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in this Agreement. 9. Successors and Assigns. To the extent permitted by state law, the Company may assign this Agreement to any subsidiary or corporate affiliate in the Employer Group or otherwise, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Employer Group and permitted successors and assigns. The Recipient may not assign this Agreement or any part hereof. Any purported assignment by the Recipient shall be null and void from the initial date of purported assignment. 10. Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Recipient and by a duly authorized representative of the Company. No waiver by either party hereto of any breach of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power, or privilege under this Agreement operate as a waiver to preclude any other or further exercise of any right, power, or privilege. IN WITNESS WHEREOF, the Company and the Recipient have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year stated in the Grant Award.

14 Appendix A ROIC Performance Measure Performance Level Company ROIC for [Second/Third] Award Year Applicable Percentage of Annual ROIC PSUs Earned (before TSR Modifier) Below Threshold Below [__]% 0% Threshold [__]% 50% Target [__]% 100% Maximum [__]% or above 200% Net Sales Performance Measure Performance Level Company Net Sales for [Second/Third] Award Year Applicable Percentage of Net Sales PSUs Earned (before TSR Modifier) Below Threshold Below $[__] 0% Threshold $[__] 50% Target $[__] 100% Maximum $[__] or more 200%